UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 17, 2008

Education Realty Trust, Inc.
 (Exact name of registrant as specified in its charter)

Maryland	001-32417	201352180
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

530 Oak Court Drive, Suite 300 Memphis, Tennessee	38117
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 901-259-2500

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

From time to time through the balance of September 2008, senior members of the management team of Education Realty Trust, Inc. (the “Company”) will be meeting with investors. Those discussions will focus on the Company’s publicly disclosed business strategy and operating results. The slides that will be presented during these meetings with investors were furnished as Exhibit 99.1 to the Company’s Current Report on Form 8-K dated September 8, 2008 (“Investor Presentation”). The Company has prepared an updated leasing activity report showing leasing information as of September 7, 2008 (“Fall 2008 Leasing Report”). The Fall 2008 Leasing Report updates the leasing activity information previously disclosed in the Investor Presentation and is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

In accordance with General Instructions B.2 and B.6 of Form 8-K, the information included in this Current Report on Form 8-K (including Exhibit 99.1), shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing made by the Company under the Exchange Act or Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits: The following exhibits are being furnished herewith to this Current Report on Form 8-K.

99.1	Updated Leasing Activity Report — Fall 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

EDUCATION REALTY TRUST, INC.

Date: September 17, 2008	By:	/s/ Paul O. Bower

Paul O. Bower Chief Executive Officer, President and Chairman of the Board of Directors

INDEX TO EXHIBITS

Exhibit No.	Description
99.1	Updated Leasing Activity Report — Fall 2008